UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 19, 2022
Exeter Automobile Receivables Trust 2021-3
(Exact name of Issuing Entity as specified in its charter)
EFCAR, LLC
(Exact name of Depositor / Registrant as specified in its charter)
Exeter Finance LLC
(Exact name of Sponsor as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
333-233850 333-233850-04	45-2673519 86-6462414
(Commission File Number)	(IRS Employer Identification No.)
2101 W. John Carpenter Freeway, Irving, Texas	75063
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 572-8256
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.	Other Events.
On January 19, 2022, EFCAR, LLC and Wilmington Trust Company entered into Amendment No. 1 to that certain Amended and Restated Trust Agreement of Exeter Auto Receivables Trust 2021-3, dated as of July 31, 2021, for the purpose of permitting the exchange of certain definitive trust certificates for book-entry trust certificates and making other related amendments thereto.
Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:
Exhibit No.	Description
99.1	Amendment No. 1 to Amended and Restated Trust Agreement, dated as of January 19, 2022, between EFCAR, LLC and Wilmington Trust Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFCAR, LLC

By: /s/ Ben Miller
        Name:  Ben Miller
        Title:    Chief Executive Officer

Date: January 25, 2022